                              DELTATHREE.COM, INC.

                            INVESTOR RIGHTS AGREEMENT

                                October 20, 1999
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                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

      1.    General....................................................3
                  1.1   Certain Definitions............................3
                  1.2   Demand Registration............................5
                  1.3   Company Registration...........................6
                  1.4   Expenses of Registration.......................7
                  1.5   Registration Procedures........................8
                  1.6   Indemnification...............................10
                  1.7   Information by Holder.........................13
                  1.8   Rule 144 Reporting............................13
                  1.9   Transfer of Registration Rights...............14
                  1.10  Termination of Rights.........................14
                  1.11  "Market Stand-Off" Agreement; Agreement to
            Furnish Information.......................................14

      2.    Affirmative Covenants of the Company......................15
                  2.1   Financial Information.........................15
                  2.2   Board of Directors............................16
                  2.3   ..............................................16

      3.    Drag Along Rights; Tag-Along Rights.......................16
                  3.1   ..............................................16
                  3.2   ..............................................19

      4.    Right of First Refusal on Company Issuance. ..............19
                  4.1   ..............................................19
                  4.2   ..............................................20
                  4.3   ..............................................21

      5.    Miscellaneous.............................................21
                  5.1   Governing Law.................................21
                  5.2   Survival......................................21
                  5.3   Transfer of Shares............................21
                  5.4   Successors and Assigns........................22
                  5.5   Entire Agreement..............................22
                  5.6   Amendment and Waiver..........................23


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                  5.7   Notices, Etc..................................23
                  5.8   Delays or Omissions...........................23
                  5.9   Counterparts..................................24
                  5.10  Severability..................................24


                                       ii
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                              DELTATHREE.COM, INC.

                            INVESTOR RIGHTS AGREEMENT

            This Investor Rights Agreement (this "Agreement") is entered into as of the 20th day of October, 1999, by and between deltathree.com, Inc., a Delaware corporation (the "Company"), RSL Communications, Ltd., a Bermuda corporation and the principal shareholder of the Company ("RSL COM") and CNET Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of CNET, Inc. (the "Investor").

                                    RECITALS

            Whereas, the Company proposes to sell and issue 437,028 shares of its Class A Common Stock (the "Stock") and a warrant (the "Warrant") to purchase shares of common stock (the "Warrant Stock" and, together with the Stock, the "Shares") pursuant to the Common Stock and Warrant Purchase Agreement of even date herewith by and between the Company and the Investor (the "Purchase Agreement");

            Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto further agree as follows:

      1.    General

            1.1   Certain Definitions

            As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Common Stock" shall mean the Company's Class A Common Stock, par value $.001 per share.


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            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Holder" shall mean the Investor and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.9 hereof.

            "IPO" shall mean the first public offering of Common Stock by the Company to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

            The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registrable Securities" means the Shares or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities (A) if they are not eligible for resale under Rule 144(k) of the Securities Act, or (B) if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, (i) all registration, qualification and filing fees, (ii) printing and mailing expenses, (iii) escrow fees, (iv) fees, expenses and disbursements of counsel for the Company, (v) blue sky fees and expenses, (vi) the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); (vii) the cost of any agreements among underwriters, underwriting agreements and any legal investment memoranda, any selling agreements and any other documents; (viii) any expenses incident to securing any required review by the National


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Association of Securities Dealers, Inc.; (ix) transfer agents' and registrars'
fees and expenses and the fees and expenses of any other agent or trustee; (x) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system; and (xi) the costs and expenses of the Company and its officers relating to analyst or investor presentations or any "road show" undertaken in connection with the registration.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.5).

            1.2   Demand Registration

                  (a) Subject to the conditions of this Section 1.2, if the Company shall receive a written request from a Holder or Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 35% of the Registrable Securities owned by such Holder or Holders, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities. Subject to the limitations of this Section 1.2, the Company shall prepare and file with the Commission a registration statement with respect to the Registrable Securities so requested to be registered, as soon as practicable, and in any event within 90 days after such request has been given. The Company may include any securities, for its own account or for the account of a security holder or holders, in such registration.

                  (b) No request by an Initiating Holder pursuant to this
Section 1.2 shall entitle the Holders to have Registrable Securities sold pursuant to an underwritten offering, it being also understood that the Company will not be required to include information in any registration statement beyond that then required by the rules and regulations under the Securities Act.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:


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                        (i) if the anticipated aggregate offering price, net of
underwriting discounts and commissions, would not exceed $10,000,000;

                        (ii) prior to the earlier of (A) October 20, 2001 and
(B) one hundred eighty days (180) following the date of the final prospectus pertaining to the IPO;

                        (iii) after the Company has effected two (2) registrations pursuant to this Agreement, and such registrations have been declared or ordered effective;

                        (iv) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, the registration statement pertaining to a public offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                        (v) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 1.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

                        (vi) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

            1.3   Company Registration

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (w) the IPO, (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form that


                                        6
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does not permit secondary sales, or (z) registration statement on Form S-4, the
Company will:

                        (i) promptly give to each Holder written notice thereof, and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting (the "Other Participating Holders")) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) requested to be registered pursuant to registration rights granted to the Holder and the Other Participating Holders by the Company; except for a registration relating to the Company's Initial Public Offering from which all Registrable Securities may be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or the Other Participating Holders to the nearest one hundred (100) shares. If the Holder or any Other Participating Holder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred


                                        7
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and eighty (180) days after the effective date of the registration statement relating thereto.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

            1.4   Expenses of Registration

            All Registration Expenses incurred in connection with any registration pursuant to Section 1.2 and Section 1.3 excluding (1) legal expenses of counsel to the Holder and (2) underwriting discount, selling commissions or brokers fees relating to the sale of Shares by the Holder, shall be borne by the Company. If a registration proceeding is begun upon the request of the Holder pursuant to Section 1.2, but such request is subsequently withdrawn other than pursuant to Section 1.2(c)(vi), then the Holder may either:
(i) bear all Registration Expenses of such proceeding, in which case the Company shall be deemed not to have effected a registration pursuant to Section 1.2 of this Agreement, or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 1.2 of this Agreement. The preceding sentence shall not apply if, at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business or prospects of the Company from that known to the holder at the time of their request. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

            1.5   Registration Procedures

            In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and in the case of a registration pursuant to Section 1.2, remain effective until the distribution described in the registration statement has been completed, but in no event longer than sixty
(60) days.


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                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

                  (c) Furnish to each of the Holders participating in such registration and to the underwriters, if any, of the securities being registered copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holder or underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (d) After the filing of the registration statement, promptly notify each selling Holder in writing of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all commercially reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each selling Holder of such lifting or withdrawal of such order;

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) As promptly as practicable, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (j) In the case of a registered public offering involving an underwriting, use commercially reasonable best efforts to furnish each selling Holder and to the underwriters, if any, of the securities being registered (i) an opinion of counsel for the Company addressed to each selling Holder and dated the date of the closing under the underwriting agreement (if any) (of if the offering is not underwritten, dated the effective date of the registration statement) and (ii) a "cold comfort" letter addressed to each selling Holder and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with the consummation of underwritten public offerings of securities and such other matters as the selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements.

                  (k) Send appropriate officers of the Company to attend any "road shows" and analyst and investor presentations scheduled in connection with any such registration and use its reasonable best efforts to cooperate as reasonably requested by selling Holders in the marketing of the Registrable Securities, and all reasonable out-of-pocket expenses incurred by the Company or such officers in connection with such attendance or cooperation will be paid by the Company.

                  (l) Furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration affected pursuant to Section 1.2 or 1.3 unlegended certificates representing ownership of the Registrable Securities being sold in such denomination as shall be requested by selling Holders or the underwriters, if any.


                                       10
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            1.6   Indemnification

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for whom registration, qualification or compliance has been effected pursuant to this Section 1, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this
Section 1.6(a) shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein and provided further that in connection with a registration that is not an underwritten offering the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of a Holder with respect to any person who purchased shares of Registrable Securities from such Holder that was sold pursuant to such registration statement if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and a copy of the related prospectus (as so amended or supplemented) shall have been furnished to such Holder at or prior to the sale of the shares of Registrable Securities to be registered, and such prospectus shall not have been delivered to such person (including, if applicable, delivery pursuant to Rule 153 under the Securities Act).


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                  (b) Each Holder will, if Registrable Securities held by such
Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers that sign the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 1.6(b) shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the maximum liability of each selling Holder under this Section 1.6(b) shall be equal to the net proceeds to such selling Holder as a result of such registration and offering.

                  (c) Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified
Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party,

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who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in no event shall any contribution by a Holder under this subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.7   Information by Holder

            The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

            1.8   Rule 144 Reporting

            With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act and continues to be subject to such reporting requirements.

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Exchange Act.

            1.9   Transfer of Registration Rights

            The rights to cause the Company to register securities granted to the Holder under Sections 1.2 and 1.3 may not be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder (together with any affiliate); provided, however, that such rights may be assigned to an affiliate of the Investor if (a) such transfer may otherwise be effected in accordance with applicable securities laws and this Agreement, (b) notice of such assignment is given to the Company, and (c) such affiliate agrees to be bound by the terms and conditions of this Agreement.

            1.10  Termination of Rights

            The rights of any particular Holder to cause the Company to register securities under Sections 1.2 and 1.3 shall terminate with respect to such Holder on the earlier of (a) the third anniversary of the effective date of the Company's IPO and (b) such time as Rule 144 under the Securities Act or another similar exemption under the Securities Act is available for the sale of all such Holders securities during a three (3)-month period without registration; provided, however, that in no event shall such rights terminate prior to the first anniversary of the effective date of the Company's IPO.

            1.11  "Market Stand-Off" Agreement; Agreement to Furnish
Information

            Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise dispose of, any Common Stock (or other securities) of the Company held of record or beneficially owned by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the date of the final prospectus contained in a registration statement of the Company filed under the Securities Act; provided that:

                        (i) such agreement shall apply only to the Company's IPO; and

                        (ii) all officers and directors of the Company who hold capital stock of the Company and all holders of three percent or more of the Company's capital stock enter into similar agreements.

            Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested in writing by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

      2.    Affirmative Covenants of the Company and RSL COM

            2.1   Financial Information

            The Company hereby covenants and agrees to furnish the Holder with the following reports:

                  (a) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, audited consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                  (b) As soon as practicable after the end of each quarter, and in any event within 45 days thereafter, unaudited balance sheets and statements of stockholders' equity of the Company and its subsidiaries, if any, as of the end of the most recent quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter and for the then current fiscal year to the end of such quarter, all prepared in accordance with generally accepted accounting principles, together with a comparison of such statement of the Company's operating plan then in effect.

            2.2   Board of Directors

            RSL COM hereby covenants and agrees, within two months following the Closing Date (as such term is defined in the Purchase Agreement), to vote its shares of common stock of the Company, to cause the initial election of one designated representative nominated by the Investor and approved by RSL COM to the board of directors (the "Board") of the Company.

            2.3 The covenants set forth in Section 2.1 of this Agreement shall terminate, and be of no further force and effect, upon the earlier of (i) the closing of the Company's IPO, and (ii) the Holder owning less than 75% of the Shares it purchased pursuant to the Purchase Agreement (subject to adjustment for stock splits, stock dividends, etc.).

      3.    Drag Along Rights; Tag-Along Rights

            3.1 Notwithstanding Section 5.3 of this Agreement, if RSL COM proposes to sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of at least 75% of all shares of common stock of the company owned by RSL COM to a third party in one or a series of related transactions (the, "Transfer"), then RSL COM may, at its option, require each Holder of Shares (collectively, the "Investor Group") to include in such Transfer to the third party such number of shares of Common Stock owned by each of them as determined in accordance with this Section 3.1.

            RSL COM shall send written notice (the "Drag-Along Notice") of the exercise of its rights pursuant to this Section 3.1 to each of the Holders in the

Investor Group, setting forth the consideration per share to be paid by the third party and the other material terms and conditions of such transaction. The Drag-Along Notice shall state that the members of the Investor Group shall be required to participate in the proposed Transfer of shares to the Third Party according to the terms and conditions of this section 3.1 and for the same type of consideration and for an amount of consideration per share not less than that offered to RSL COM by the third party. Within 15 days following the receipt of the Drag-Along Notice, the Investor Group shall deliver to RSL COM certificates representing all shares of common stock held by the Investor Group, duly endorsed (or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such equity pursuant to this Section 3.1 at the closing of such drag-along sale against delivery to such purchaser of the consideration per share therefor), together with all other documents required to be executed in connection with such transaction. In the event that the Investor Group should fail to deliver such certificates or documents to RSL COM, the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Section 3.1 and that such shares be transferred only to the third party.

            Each member of the Investor Group shall be required to participate in the proposed Transfer to the third party by transferring in connection therewith shares of Common Stock equal to the product of (x) the total number of shares to be acquired by the third party, times (y) a fraction, the numerator of which shall be the total number of shares of Common Stock owned by such member of the Investor Group, and the denominator of which shall be the total number of shares of Common Stock owned by RSL COM plus (a) the total number of shares of Common Stock owned by the Investor Group and (b) the total number of share of Common Stock of any other investor in the Company subject to similar drag-along requirements.

            If, within 60 days after RSL COM gave the Drag-Along Notice, RSL COM shall not have completed the Transfer of all the shares of Common Stock of the Investor Group in accordance with this Section 3.1, RSL COM shall return to the Investor Group all certificates representing shares of Common Stock that the Investor Group delivered for Transfer pursuant hereto and that were not purchased pursuant to this Section 3.1 and any documents in the possession of the Company executed by any members of the Investor Group in connection with the proposed sale.

            Promptly, but in no event later that 5 days, after the consummation of the Transfer of Common Stock of RSL COM and the Investor Group pursuant to this Section 3.1, RSL COM shall give notice thereof to the Investor Group, shall remit to the Investor Group the total consideration in respect of the shares of Common Stock of the Investor Group which were so transferred, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

            The rights of RSL COM, and the obligations of each member of the Investor Group, under this Section 3.1 shall terminate upon the consummation of the IPO.

            The rights and obligations of the Investor Group under this Section shall be subject to the following conditions:

            (i) upon the consummation of any drag-along sale, all of the Holders participating therein will receive the same form and amount of consideration per share, as the case may be, or if any Holder is given an option as to the form and amount of consideration to be received, all Investors participating therein will be given the same option;

            (ii) No Holder will be obligated to pay more than its pro rata share (based on the aggregate consideration to be received in respect of its equity in the drag-along sale) of the costs, fees and expenses incurred in connection with the drag-along sale to the extent such costs, fees and expenses are incurred for the benefit of all such Holders and are not otherwise paid by the Company or the acquiring party;

            (iii) If the Holders are required to provide any representations or indemnities in connection with such drag-along sale (other than representations and indemnities concerning each Holder's title to the equity and authority, power and right to enter into and consummate the transfer without contravention of any law or agreement), then liability for misrepresentation or indemnity shall be expressly stated to be several but not joint and each Holder shall not be liable for more than its pro rata share (based on the aggregate consideration to be received in respect of its equity in the drag-along sale) of any liability for misrepresentation or indemnity; and

            (iv) in the case of any drag-along sale, the Company will use commercially reasonable efforts to limit the liability of any Investor for misrepresentation or indemnity to its pro rata share (based on the aggregate consideration to be received in respect of its equity in the drag-along sale) of the aggregate purchase price.

            3.2 Notwithstanding Section 5.3 of this Agreement, prior to making any Transfer of its shares of common stock of the Company, RSL COM shall give at least fifteen (15) days' prior written notice (a "Sale Notice") to the Investor, which notice shall include the terms and conditions of such proposed Transfer, including the identity of each prospective transferee. The Investor may within fifteen (15) business days of the receipt of the Sale Notice give written notice (each, a "Tag-Along Notice") to RSL COM of its intention to participate in such proposed Transfer and specifying the number of shares of common stock that it desires to include in such proposed Transfer.

            (ii) If the Investor does not give RSL COM a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, RSL COM may transfer the shares specified in the Sale Notice within 90 days after expiration of the 15-day period described above, on the terms and conditions set forth in the Sale Notice. If a timely Tag-Along Notice is delivered, then RSL COM shall use all reasonable efforts to cause each prospective transferee to agree to acquire all shares identified in all Tag-Along Notices that are timely given to RSL COM, upon the same terms and conditions (including, without limitation, the ability to receive a ratable share of all consideration being paid, directly or indirectly, to RSL COM) as set forth in the Sale Notice. If such prospective transferee is unwilling or unable to acquire all of such additional shares upon such terms, then RSL COM may elect either to cancel such proposed Transfer or to allocate the maximum number of shares that each prospective transferee is willing to purchase among RSL COM and the Investor in the proportion that RSL COM's and the Investor's ownership of capital stock of the Company bears to the total ownership of capital stock of the Company by RSL COM and the Investor with respect to such Transfer.

      4. Right of First Refusal on Company Issuance.

            4.1 The Company shall, prior to any proposed issuance by the Company of any of its equity securities (the "New Securities"), offer to the Holder by written notice the right, for a period of ten (10) business days, to purchase for cash at an amount equal to the price or other consideration for which such New Securities are to be issued, a portion of such New Securities equal to a fraction (the "Pro Rata Fraction"), the numerator of which shall be the total number of shares of Common Stock held by such Holder and the denominator of which shall be the total number of shares of equity securities outstanding immediately prior to the issuance of the New Securities, including any shares of equity securities issuable upon exercise of any rights, options and warrants then exercisable (the "Total Stock").

The Company's written notice to the Registered Holders shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. The Holder may accept the Company's offer as to such holders Pro Rata Fraction of New Securities or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid ten
(10) business day period, in which event the Company, concurrent with the proposed issuance of New Securities covered by this Section 4, shall promptly sell and the Holder shall buy, upon the terms specified, the number of securities agreed to be purchased by the Holder. The Company shall be free at any time prior to 120 days after the date of its notice of offer to the Eligible Stockholders to offer and sell to any third party or parties all or any portion of the remainder of such New Securities proposed to be issued by the Company (including but not limited to the New Securities that the Holder had not agreed to purchase), at a price and on payment terms no less favorable, and on other terms not less favorable in any material respect, to the Company than those specified in such notice of offer to the Holder. However, if such third party sale or sales are not consummated within such 120 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 4.

            4.2 Notwithstanding the foregoing, the rights of the Holder pursuant to this Section 4 shall not apply to equity securities issued or issuable:

                  (a) upon exercise of any warrants to purchase shares of Common Stock issued and outstanding on the date hereof;

                  (b) pursuant to the acquisition of another corporation by the Company or issued in connection with any merger, consolidation, combination, or purchase of all or substantially all of the assets or other reorganization which shall be approved in accordance with the Company's Certificate of Incorporation;

                  (c) as a dividend or distribution to holders of Common Stock or other pro rata distributions of shares of Common Stock to holders of Common Stock;

                  (d) to holders of RSL Communications Ltd. restricted units;

                  (e) to employees, consultants, officers, directors or other eligible participants under the Company's proposed stock option and benefit plans;

                  (f) directly or upon exercise of options, warrants, or rights, or upon conversion of convertible securities issued to lending institutions or equipment leasing companies in connection with the leasing or financing of purchases by the Company of tangible assets or equipment;

                  (g) to any strategic partner, at a price per share equal to or greater than $25.17, in connection with any strategic partnering arrangement the primary purpose of which is not to raise capital, which strategic partnering arrangement and which issuance have been approved by the Company's Board of Directors; or

                  (h) in connection with the Company's Initial Public Offering or equity securities issued or issuable on or about the same time, and at the same price, as the Initial Public Offering.

            4.3 The rights granted under the provisions of this Section 4 shall terminate upon the effective date of the registration statement filed in connection with the Company's Initial Public Offering.

      5.    Miscellaneous

            5.1   Governing Law

            This Agreement shall be governed in all respects by the laws of the State of New York.

            5.2   Survival

            The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            5.3   Transfer of Shares

                  (A) The Holder or Holders shall not, from the Closing Date up until the date which is one year following the Closing Date (the "Lock-Up Period"), offer, sell, contract to sell, announce its intention to sell, pledge or otherwise dispose of, directly or indirectly, any Shares, the Warrant or any securities purchased upon exercise of the Warrant; provided, however, that the Lock-Up Period will terminate upon the earlier of (i) termination of the marketing and promotion agreement, entered into between the Company and the Investor on even date hereof, in accordance with its terms, after the date which is one year following the Closing Date, and (ii) the closing of a merger, consolidation, acquisition of all or substantially all of the assets or stock, of the Company by another entity as a result of which the stockholders of the Company will own less than 50% of the voting capital stock of the surviving entity or the entity that controls such surviving entity immediately after the transaction or, in the case of a sale of assets, the Company will own after the transaction less than 50% of the assets owned by the Company prior to the transaction.

                  (B) Notwithstanding Section 5.3(A) above, following the date which is the six month anniversary of the consummation of the IPO (the "Six Month Date"), if the average Fair Market Value, for a consecutive thirty day period following the Six Month Date, of one share of Common Stock is at least two hundred fifty percent of the price at which Common Stock was sold by the Company in connection with the IPO, the Holder shall have the right to sell the Shares pursuant to Section 1.2 of this Agreement. For purposes of this Section 5.3(B), the Fair Market Value of one share of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the Over-the-Counter Market Summary or the closing price quoted on the Nasdaq National Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date on which Purchaser proposes to sell Shares in accordance with this Section 5.3(B).

            5.4   Successors and Assigns

            Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Shares from time to time: provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the Holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

            5.5   Entire Agreement

            This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            5.6   Amendment and Waiver

            Unless otherwise specified herein, this Agreement and any term hereof may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, and (ii) the Holders of a majority of the Registrable Securities then outstanding and not sold to the public; provided, however, that in the event that such amendment or waiver adversely affects the obligation and/or rights of any such Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority in the interest of such Holders adversely affected. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities, and the Company.

            5.7   Notices, Etc.

            Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with a courier service that guarantees "next business day" delivery or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

            5.8   Delays or Omissions

            No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

            5.9   Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            5.10  Severability

            In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.


                              DELTATHREE.COM, INC.
                              a Delaware corporation

                              --------------------------------------------
                              Signature of Authorized Signatory

                              --------------------------------------------
                              Print Name and Title


                              RSL COMMUNICATIONS, LTD.
                              a Bermuda corporation

                              --------------------------------------------
                              Signature of Authorized Signatory

                              --------------------------------------------
                              Print Name and Title


                              CNET INVESTMENTS, INC.
                              a Delaware corporation

                              --------------------------------------------
                              Signature of Authorized Signatory

                              --------------------------------------------
                              Print Name and Title